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                                                                  EXHIBIT 99.2

                             MEDIQ INCORPORATED

                 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           _______________, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of MEDIQ INCORPORATED, a Delaware corporation, does hereby constitute and appoint Thomas E. Carroll, Jay M. Kaplan and Alan Einhorn, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of MEDIQ INCORPORATED, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the Company's corporate headquarters, One MEDIQ Plaza, Pennsauken, new Jersey 08110-1460, on ______________, 1998, beginning at 9:00 a.m., and at any and all adjournments and postponements thereof, as follows:

      (Continued, and to be marked, dated and signed, on the other side)


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The Board of Directors recommends a vote FOR Item 1.           Please Mark
                                                               your vote as
                                                               indicated in  [X]
                                                               this example

                                          FOR          AGAINST       ABSTAIN
Item 1.  APPROVAL OF THE AGREEMENT
         AND PLAN OF MERGER              [   ]          [   ]         [   ]


                                          FOR          AGAINST       ABSTAIN
Item 2.  OTHER MATTERS                   [   ]          [   ]         [   ]



      In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

            THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED
            HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
            DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
            ITEM 1 AND WILL GRANT DISCRETIONARY AUTHORITY
            PURSUANT TO ITEM 2.

            Note: Please date this proxy, sign your name exactly as it appears herein, and return promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature(s) ________________________________ Date ________________